EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 pertaining to the 1998 Tower Financial Corporation Stock Option and Incentive Plan (333-67235), the 2001 Tower Financial Corporation Stock Option and Incentive Plan (333-64194), the 2006 Tower Financial Equity Incentive Plan, and the Tower Financial Corporation 401(k) Plan (333-64318) of our report dated March 19, 2012 appearing in this Annual Report on Form 10-K of Tower Financial Corporation for the year ended December 31, 2011.

South Bend, Indiana	/s/ Crowe Horwath LLP
March 19, 2012